UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 9, 2019
Date of Report (Date of earliest event reported)

Apergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	APY	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Apergy Corporation (the “Company”) annual meeting of shareholders was held on May 9, 2019. Holders of an aggregate of 77,362,694 shares of the Company’s common stock at the close of business on March 11, 2019, were entitled to vote at the meeting, of which 73,800,563, or approximately 95% of the eligible voting shares, were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:

1.	To elect two nominees to the Board of Directors as Class I directors to serve until the Company’s 2022 annual meeting of shareholders:

Nominee	For	Against	Abstain	Broker Non-Vote
Mamatha Chamarthi	69,746,179	108,479	271,815	3,674,090
Stephen Todd	69,690,629	135,119	300,725	3,674,090

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain
73,664,449	89,656	46,458

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apergy Corporation

Date: May 10, 2019	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary